EXHIBIT 10.08  AGREEMENT WITH LS CAPITAL DATED APRIL 20, 1998


                                    AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into as of this the 20th day of April, 1998 by and between (a) JVWeb, Inc., a Delaware corporation (the "Company"), and (b) LS Capital Corporation, a Delaware corporation ("LS Capital").

                                    Recitals:

         WHEREAS, the Company has agreed with LS Capital to register with the United States Securities and Exchange Commission approximately 72,950 shares (the "Registered Shares") of common stock in the Company ("Common Stock") and approximately 391,800 Class A Warrants that may be sold by LS Capital from time to time in the future, in addition to approximately 277,050 shares of Common Stock and approximately 1,108,200 Class A Warrants constituting an in-kind dividend to the stockholders of LS Capital; and

         WHEREAS, as a condition to the Company's entering into the agreement described in the preceding recital, the Company required LS Capital to enter into this Agreement;

                                   Agreement:

         NOW, THEREFORE, in consideration of the Company's agreement to enter into the agreement described in the first recital set forth above, $10.00 and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by LS Capital), LS Capital hereby agrees that it shall not, without the prior express written consent of the Company, (a) sell more than 22,000 during the first twelve weeks after public trading has commenced in the Common Stock, and (b) thereafter sell in any three-month period more than 10,000 Registered Shares. LS Capital hereby agrees that all stock certificates representing shares of Registered Shares received by it shall bear a restrictive legend in order to implement the restrictions imposed by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have signed their names hereto as of the first date written above.

JVWEB, INC.,                                         LS CAPITAL CORPORATION,
a Delaware corporation                               a Delaware corporation


By:    /S/  Greg Micek                               By: /S/Paul J. Montle
       Greg Micek, President                         Paul J. Montle, President